Exhibit 99.1

Separation And Release Agreement

This is an agreement (“Agreement”) between BWAY Corporation (the “Company”) and James W. Milton (“You or “Your”)(collectively referred to as the “Parties”). The term “Company” includes the Company’s parents, subsidiaries, affiliates and all related companies, including, but not limited to, Milton Acquisition Corp., Milton Can Company, Inc., and Brockway Standard (New Jersey), Inc., as well as their respective officers, directors, shareholders, employees, agents and any other representatives, any employee benefits plan of the Company, and any fiduciary of those plans.

The Parties desire to end the employment relationship.

The Parties agree that You voluntarily resigned as an employee from the Company effective May 28, 2001 (the “Separation Date”), and You will not stand for reelection to the Board of Directors after Your term expires on the date of the fiscal 2002 Annual Meeting on or about February 15, 2002.

The Parties desire to enter into this Agreement in order to set forth the terms of Your separation from the Company.

Separation Terms

1.  Separation Benefits. Provided that You satisfy the conditions of this Agreement and do not revoke this Agreement, the Company will:

(a)	Business Expenses. Reimburse all approved business expenses incurred on or before the Separation Date; and

(b)
Life Insurance Policy. Take all steps necessary to transfer to You all current rights currently held by the Company under the Connecticut National Life insurance policy #2A1050818 (the “Life Insurance Policy”) and to waive any right the Company may have to be reimbursed for any premiums, costs or expenses the Company may have incurred in connection with such policy; provided however, that You agree to cooperate with the Company as necessary to effect any such transfer;

(c)
Bonus. Make You eligible to receive a bonus (the “Bonus”) for the fiscal year ending October 1, 2001 (the “Fiscal Year”); provided, however, that You shall only be entitled to receive the Bonus if the Board of Directors determines, in its sole discretion, that the Company shall pay You the Bonus; and

(d)	Indemnification. Maintain, through February 15, 2002, the same insurance for You in Your capacity as a director of the Company as the Company maintains for other directors of the Company.

All payments will be subject to applicable withholdings, including taxes and Social Security. Because You are no longer employed, Your rights to any particular employee benefit will be governed by applicable law and the terms and provisions of the Company’s various employee benefit plans and arrangements. You acknowledge that Your Separation Date will be the date used in determining benefits under all Company employee benefit plans. The Company’s obligations listed in sub-paragraphs (b) and (c) above shall terminate immediately upon any breach by You of this Agreement.

The Company acknowledges and agrees that You shall continue to receive, in Your capacity as a director of the Company, the same benefits that other directors in a similar class receive in their capacity as directors of the Company. Your right to receive such benefits shall terminate on February 15, 2002.

2.  Release. In exchange for the separation benefits stated above, You release and discharge the Company from any claim or liability, whether known or unknown, arising out of any event, act or omission occurring on or before the day You sign this Agreement, including, but not limited to:

(a)	claims arising out of Your employment or the cessation of Your employment;

(b)	claims arising by virtue of Your status as a shareholder and/or director of the Company;

(c)
claims arising under or related to (i) the Employment Agreement between Milton Acquisition Corp., the Company and You dated May 28, 1996 (the “Employment Agreement”); (ii) Amendment No. 1 to the Employment Agreement dated November 1, 1996; (iii) the Life Insurance Policy; and (iv) any pension plan in which You participated during Your employment with the Company, including, but not limited to, Your supplemental employee retirement plan (SERP); provided, however, the You shall not release any claims that You or Your spouse may have to receive payment under the SERP;

(d)
claims for unpaid back pay, sick pay, vacation pay, expenses, bonuses, claims to stock options, claims to the vesting of stock options, commissions, attorneys’ fees, or any other compensation; provided, however, that You shall not release any right that You may have to receive new options under the Bway Corporation Fourth Amended and Restated 1995 Long-Term Incentive Plan, dated June 1995, as amended and restated, in exchange for the options You tendered that were accepted by the Company, pursuant to, and in accordance with, the terms of the Offer to Exchange, dated June 11, 2001, as amended.

(e)
claims for breach of contract, tort, employment discrimination, retaliation, or harassment, as well as any other statutory or common law claims, at law or in equity, recognized under any federal, state, or local law, including, but not limited to, the New Jersey Law Against Discrimination, the Family Leave Act, and the Conscientious Employee Protection Act;

provided, however, that You shall not release or discharge the Company from claims arising under this Agreement. You agree that You are not entitled to any additional payment or benefits from the Company, except as set forth in this Agreement. You further agree that You have suffered no harassment, retaliation, employment discrimination, or work-related injury or illness.

Nothing in this Agreement shall preclude You from filing with or participating in any manner in an investigation, hearing or proceeding conducted by the Equal Employment Opportunity Commission, but You hereby waive any and all right to recover under, or by virtue of, any such investigation, hearing, or proceeding.

3. OWBPA/ADEA Waiver. By agreeing to this provision, You release and waive any right or claim against the Company arising out of Your employment or the termination of Your employment with the Company under the Age Discrimination in Employment Act, as amended, 29 U.S.C. § 621 et seq. (“ADEA”), the Older Workers Benefit Protection Act, 29 U.S.C. § 621 et seq. (“OWBPA”), or the Georgia Prohibition of Age Discrimination in Employment, O.C.G.A. § 34-1-2 (the “Waiver”). You understand and agree that:

(i)	this Agreement is written in a manner that You understand;

(ii)	You do not release or waive rights or claims that may arise after You sign this Agreement;

(iii)	You waive rights and claims You may have had under the OWBPA and the ADEA, but only in exchange for payments and/or benefits in addition to anything of value to which You are already entitled;

(iv)	You have been advised to consult with an attorney before signing this Agreement;

(v)
You have 21 days (the “Offer Period”) from receipt of this Agreement to consider whether to sign it. If You sign before the end of the Offer Period, You acknowledge that Your decision to do so was knowing, voluntary, and not induced by fraud, misrepresentation, or a threat to withdraw, alter, or provide different terms prior to the expiration of the Offer Period. If You do not sign and return this Agreement before the end of the Offer Period, You acknowledge that the Company shall have no obligation to enter into this Agreement and You shall not receive any of the payments or benefits contemplated under this Agreement;

(vi)
You have 7 days after signing this Agreement to revoke this Agreement (the “Revocation Period”). If you revoke, the Agreement shall not be effective or enforceable and You shall not be entitled to the separation benefits stated above. To be effective, the revocation must be in writing and received by the Chief Financial Officer, Kevin Kern, at BWAY Corporation, 8601 Roberts Drive, Suite 250, Atlanta, Georgia 30350, or his successor, within the Revocation Period; and

(vii)	this Waiver will not become effective or enforceable until the Revocation Period has expired.

Your Ongoing Obligations

1.  Return of Company Property. You will, on February 15, 2002, return to the Company all of the Company’s property, including, but not limited to, cellular telephones, keys, passcards, credit cards, customer lists, rolodexes, tapes, software, computer files, marketing and sales materials, and any other record, document or piece of equipment belonging to the Company; provided, however, that, on the Separation Date, You shall either (i) return to the Company the Company’s computer laptop, copier, and fax machine in Your possession (the “Equipment”), or (ii) purchase the Equipment as reflected on the Company’s books and records as of the Separation Date. Expect as provided in this Section B(1), You will not retain any copies of the Company’s property, including any copies existing in electronic form, which are in your possession or control. You acknowledge that You have not and will not destroy, delete, or alter any Company property without the Company’s consent.

2.  Non-Disparagement. You will not make any disparaging or defamatory statements, whether written or verbal, regarding the Company; provided, however, that nothing in this Section B(2) shall prevent You from (i) exercising any right You may have as a shareholder of the Company, (ii) enforcing any right under this Agreement, or (iii) responding to any charge made against You as an existing or former director, officer, or employee of the Company.

3.  Future Employment. You agree that the Company has no obligation to consider You for employment should You apply in the future.

4.  Cooperation. You agree to cooperate with the Company in any pending or future matters, including, but not limited to, any litigation, investigation or other dispute, in which You have knowledge or information. If You have any contact with any party adverse to the Company in any investigation, lawsuit or dispute, You agree to immediately notify the Company’s Chief Financial Officer first by telephone and as soon as possible thereafter in writing. The Company will pay You a reasonable fee for any time and expense incurred to comply with this provision.

5.  Confidentiality. You agree to the following confidentiality provisions:

(a)
You agree to keep both the existence and terms of this Agreement confidential. You may not disclose, without the prior written consent of the Company, anything about the existence or terms of this Agreement. You acknowledge that neither You nor anyone acting on Your behalf has made or shall make any disclosures concerning the existence or terms of this Agreement to any representative of the media, judicial or administrative agency or body, business entity, association, or anyone else except as described below.

(b)	This Agreement shall not prohibit You from disclosing the existence or terms of this Agreement to:

(i)	Your spouse;

(ii)	Your attorneys, accountants, or financial advisors, except You shall limit the disclosure to information that is necessary to obtain legal or professional services from such persons;

(iii)
the Internal Revenue Service, the Social Security Administration, or the New Jersey state and local taxing authorities, except disclosure shall only be made when it is necessary to produce a document for tax and/or Social Security reasons and upon the request of the governmental agency; or

(iv)
a government agency or court of competent jurisdiction pursuant to a legally enforceable subpoena. If You are contacted, served, or learn that You will be served with a subpoena to compel Your testimony or the production of documents concerning this Agreement or Your employment with the Company, You agree to immediately notify the Company’s Chief Financial Officer by telephone and as soon as possible thereafter in writing.

If You disclose the existence or terms of this Agreement to any person or entity described in sub-sections (b)(i) or (ii) above, You shall inform such person or entity of this confidentiality provision. You shall also instruct such person or entity to maintain the same level of confidentiality required by this provision. Any breach of this provision by such person or entity will be considered a breach by You.

(c)	You may not use this Agreement as evidence, except in a proceeding in which a breach of this Agreement is alleged.

6.  Restrictive Covenants. You acknowledge that You have had access to Confidential Information,1 Trade Secrets, and information concerning employees and customers of the Company. You also acknowledge that the Trade Secrets and Confidential Information, and the relationship between the Company and each of its Employees and Customers, are valuable assets of the Company and may not be converted to Your own use. You further acknowledge that the Company conducts the Business throughout the Territory and that the restrictions contained in this Section B(6) are reasonable and necessary to protect the legitimate business interests of the Company, and will not impair or infringe upon Your right to work or earn a living. You acknowledge that the separation benefits provided to You under this Agreement constitute, in part, consideration for Your compliance with the restrictions set forth in this Section B(6).

[1]	All capitalized terms contained in this Section B(6) are defined in sub-section B(6)(E).

A.  Trade Secrets and Confidential Information. You agree that You will not: (i) use, disclose, or reverse engineer the Trade Secrets or the Confidential Information, except as authorized by the Company, (ii) retain Trade Secrets or Confidential Information, including any copies existing in any form (including electronic form), which are in Your possession or control, or (iii) destroy, delete, or alter the Trade Secrets or Confidential Information without the Company’s consent.

The obligations under this Section B(6)(A) shall: (i) with regard to the Trade Secrets, remain in effect as long as the information constitutes a trade secret under applicable law, and (ii) with regard to the Confidential Information, remain in effect during the Restricted Period.

B.  Non-Competition. For three (3) years from the Separation Date, You will not, on Your own behalf or on behalf of any person or entity engaged in the Business, engage in or perform within the Territory any of the activities which You performed, or which are substantially similar to those which You performed, for the Company. Nothing in this Agreement shall be construed to prohibit You from performing activities which You did not perform for the Company.

C.  Non-Solicitation of Customers. During the Restricted Period, You will not solicit any Customer of the Company for the purpose of providing any goods or services competitive with the Business. The restrictions sets forth in this Section B(6)(C) apply only to the Customers with whom You had Contact.

D.  Non-Recruit of Employees. During the Restricted Period, You will not, directly or indirectly, hire any Employee or solicit, recruit or induce any Employee to (i) terminate his or her employment relationship with the Company or (ii) work for any other person or entity engaged in the Business.

E.  Definitions. The capitalized terms in this Section B(6) shall be defined as follows:

(i) “Business” means the business of manufacturing tinplate and steel packaging for consumer and industrial goods, including, but not limited to, aerosol cans, cold rolled and black plate steel pails, tinplate cans, steel ammunition boxes, and material centers.

(ii) “Confidential Information” means information of the Company, to the extent not considered a Trade Secret under applicable law, that (a) relates to the business of the Company, (b) possesses an element of value to the Company, (c) is not generally known to the Company’s competitors, and (d) would damage the Company if disclosed. Confidential Information includes, but is not limited to, (a) future business plans, (b) the composition, description, schematic or design of products, future products or equipment of the Company, (c) communication systems, audio systems, system designs and related documentation, (d) advertising or marketing plans, (e) information regarding independent contractors, employees, clients and customers of the Company, and (f) information concerning the Company’s financial structure and methods and procedures of operation. Confidential Information shall not include any information that (a) is or becomes generally available to the public other than as a result of an unauthorized disclosure, (b) has been independently developed and disclosed by others without violating any agreement or the legal rights of any party, or (c) otherwise enters the public domain through lawful means.

(iii) “Contact” means any interaction between You and a Customer which (a) takes place in an effort to establish, maintain, and/or further a business relationship on behalf of the Company and (b) occurs during the last year of Your employment with the Company.

(iv) “Customer” means any person or entity to whom the Company has sold its products or services, or solicited to sell its products or services.

(v) “Employee” means any person who (a) is employed by the Company as of the Separation Date, (b) was employed by the Company during the last year of Your employment with the Company (or during Your employment if employed less than a year), or (c) is employed by the Company at any time during the Restricted Period.

(vi) “Restricted Period” means one (1) year from the Separation Date.

(vii) “Territory” means North America.

(viii) “Trade Secrets” means information of the Company, and its licensors, suppliers, clients and customers, without regard to form, including, but not limited to, technical or nontechnical data, a formula, a pattern, a compilation, a program, a device, a method, a technique, a drawing, a process, financial data, financial plans, product plans, or a list of actual or potential customers or suppliers which is not commonly known by or available to the public and which information (i) derives economic value, actual or potential, from not being generally known to, and not being readily ascertainable by proper means by, other persons who can obtain economic value from its disclosure or use, and (ii) is the subject of efforts that are reasonable under the circumstances to maintain its secrecy.

E. Injunctive Relief. You agree that if You breach the restrictions set forth in this Section: (i) the Company would suffer irreparable harm; (ii) it would be difficult to determine damages, and money damages alone would be an inadequate remedy for the injuries suffered by the Company, and (iii) if the Company seeks injunctive relief to enforce this Agreement, You will waive and will not (a) assert any defense that the Company has an adequate remedy at law with respect to the breach, (b) require that the Company submit proof of the economic value of any Trade Secret or Confidential Information, or (c) require the Company to post a bond or any other security. Nothing contained in this Agreement shall limit the Company’s right to any other remedies at law or in equity.

General Provisions

1.
No Admission of Liability. This Agreement is not an admission of liability by the Company. The Company denies any liability whatsoever. The Company enters into this Agreement to reach a mutual agreement concerning Your separation from the Company.

2.
Attorneys’ Fees. In the event of litigation relating to this Agreement other than a challenge to the OWBPA/ADEA Waiver set forth in Section A(3) above, the prevailing party shall be entitled to recover attorneys’ fees and costs of litigation, in addition to all other remedies available at law or in equity.

3.
Waiver. The Company’s failure to enforce any provision of this Agreement shall not act as a waiver of that or any other provision. The Company’s waiver of any breach of this Agreement shall not act as a waiver of any other breach.

4.
Severability. The provisions of this Agreement are severable. If any provision of this Agreement is determined to be unenforceable, in whole or in part, then such provision shall be modified so as to be enforceable to the maximum extent permitted by law. If such provision cannot be modified to be enforceable, the provision shall be severed from this Agreement to the extent unenforceable. The remaining provisions and any partially enforceable provisions shall remain in full force and effect.

5.
Governing Law. The laws of the State of New Jersey shall govern this Agreement. If New Jersey’s conflict of law rules would apply another state’s laws, the Parties agree that New Jersey law shall still govern.

6.
Entire Agreement. This Agreement, and Sections 5 and 6 of the Employment Agreement, constitute the entire agreement between the Parties. This Agreement supersedes any prior communications, agreements or understandings, whether oral or written, between the Parties arising out of or relating to Your employment and the termination of that employment, including, but not limited to, the Employment Agreement, as amended, except this Agreement shall not supersede Sections 5 and 6 of the Employment Agreement which remain in full force and effect and are incorporated by reference. The covenants set forth in the “Restrictive Covenant” provision of this Agreement supersede any previous restrictive covenants entered into by the Parties. Other than the terms of this Agreement, no other representation, promise or agreement has been made with You to cause You to sign this Agreement.

7.	Amendments. This Agreement may not be amended or modified except in writing signed by both Parties.

8.
Successors and Assigns. This Agreement shall be assignable to, and shall inure to the benefit of, the Company’s successors and assigns, including, without limitation, successors through merger, name change, consolidation, or sale of a majority of the

Company’s	stock or assets, and shall be binding upon You and Your heirs and assigns.

9.
Voluntary Agreement. You acknowledge the validity of this Agreement and represent that You have the legal capacity to enter into this Agreement. You acknowledge that You have had the opportunity to consult with an attorney before signing this Agreement. You acknowledge that You have carefully read this Agreement, know and understand the terms and conditions, including its final and binding effect, and sign it voluntarily.

/S/ JAMES W. MILTON James W. Milton	November 2, 2001 Date

Sworn to and subscribed before me this 2 day of November , 2001.

/S/ KAREN M. SCHROEDER Notary Public

My commission expires: March 31, 2002

(NOTARIAL SEAL)

Date: 11-1-01	BWAY Corporation By: /S/ KEVIN C. KERN Kevin C. Kern Title: Chief Financial Officer